Exhibit 5.1

LACKOWICZ &HOFFMAN Barristers & Solicitors	SUITE 300, 204 BLACK STREET WHITEHORSE, YUKON YlA 2M9 TELEPHONE: 867-668-5252 FAX: 867-668-5251 E-MAIL: lackowicz.hoffman@yukonlaw.com

IN ASSOCIATION WITH BULL HOUSSER	Reply Attention To: Paul W. Lackowicz DIRECT E-MAIL:plackowicz@yukonlaw.com Our File No: 39342

June 30, 2016

InterOil Corporation 163 Penang Road

#06 - 02 Winsland House II

Singapore 238463

Dear Sirs/Mesdames:

Re: lnterOil Corporation/S-8 Registration Statement/2016 Stock Incentive Plan

We have acted as Canadian counsel for InterOil Corporation, a corporation incorporated under the laws of the Yukon Territory, Canada (the “Corporation”). We have been requested to render an opinion in connection with the preparation of a registration statement on Form S-8 (the “Registration Statement”) with respect to the registration with the Securities and Exchange Commission (the “Commission”) under the Securities Act of 1933, as amended. The Registration Statement relates to an aggregate of 2,000,000 common shares of the Corporation (the “Shares”), reserved for issuance in connection with the Corporation’s 2016 Stock Incentive Plan (the “Plan”).

Scope of Review

As Yukon counsel to the Corporation, and in connection with the opinions hereinafter expressed, we have examined the following documents;

1.	a copy of the Registration Statement on Form S-8;

2.	A consolidated version of the Plan;

3.	an emailed copy of a Certificate of the Secretary of the Corporation, dated June 26, 2016 certifying the following:

a.	Resolutions of the Directors of the Corporation passed at a meeting held on March 8, 2016;

PAUL W. LACKOWICZ CLAIRE E. ANDERSON	DEBBIE P. HOFFMAN	RACHEL A. DRUMMOND RITA M. DAVIE

Page 2 File No. 39342

b.	Resolutions of the Shareholders of the Corporation passed June 14, 2016;

4.	a Certificate of Status for the Corporation issued on June 20, 2016 by the Yukon Registrar of Corporations under the Business Corporations Act (Yukon).

In rendering the opinions herein, we have relied only upon our examination of the foregoing documents and certificates, and we have made no further or other examinations or investigations, and we have made no independent verification or check of the factual matters set forth in such documents or certificates.

Assumptions

In rendering this opinion, we have assumed:

a.	The genuineness of all signatures;

b.	The authenticity and completeness of all documents submitted to us as originals;

c.	The conformity to original documents and the completeness of all documents submitted to us or received by us as conformed copies, certified copies, photocopies, e-mailed or facsimile transmissions, and the authenticity of the originals where certified copies, photocopies, e-mailed or facsimile transmissions have been submitted or received; and

d.	The accuracy, completeness and truth of all facts set forth in corporate records or official public records and certificates and any other documents, certificates or records supplied by corporate or public officials and the identity and capacity of all individuals acting or purporting to act as such.

Practice Restriction

We are solicitors qualified to carry on the practice of law in the Yukon Territory only and we express no opinion as to any laws or matters governed by the laws other than the Yukon Territory and the federal laws of Canada applicable therein in effect as at the date of this opinion.

This opinion is given to you as of the date hereof and we disclaim any obligation to advise you of any change after the date hereof in any matter set forth herein, and we express no opinion as to the effect of any subsequent course of dealing or conduct between the parties referred to herein.

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Opinion

1. Based and relying upon the foregoing, we are of the opinion that, upon receipt by the Corporation of full payment therefor pursuant to the Corporation’s 2016 Stock Incentive Plan and delivery by the Corporation of the share certificates representing the Shares, the Shares will be validly issued as fully paid and non-assessable.

This opinion is rendered solely to the addressee listed above in connection with the filing of the Registration Statement and may not be used or relied upon for any other purpose or use or transmitted to or relied upon by any other person without our prior written consent.

We hereby consent to the filing of this opinion with the Commission as an exhibit to the Registration Statement.

Yours very truly,

LACKOWICZ & HOFFMAN

/s/ Lackowicz & Hoffman